                EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-22745 of Diamond Offshore Drilling, Inc. on Form S-8 of our report relating to the financial statements and supplementary information of the Diamond Offshore 401(k) Plan (the Plan) dated June 21, 2018, appearing in this Annual Report on Form 11-K of the Plan for the year ended December 31, 2017.

/s/ Weaver and Tidwell, LLP

Houston, Texas

June 21, 2018